Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Chase Packaging Corporation of our report dated March 21, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ LAZAR LEVINE & FELIX LLP

New York, New York
August 28, 2008